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                                                                   EXHIBIT 10.5



                       MARTHA STEWART LIVING OMNIMEDIA LLC
                 NONQUALIFIED CLASS A LLC UNIT/STOCK OPTION PLAN

ARTICLE I - GENERAL

1.01  PURPOSE

The purposes of the Martha Stewart Living Omnimedia Nonqualified Class A LLC Unit/Stock Option Plan (the "Plan") are to: (1) closely associate the interests of executives, key employees, and outside consultants of Martha Stewart Living Omnimedia LLC (MSLO) with those of MSLO Class A, Class B, and Class C LLC unitholders by reinforcing the relationship between participants' rewards and unitholder gains; (2) recognize, through participation in the Plan, key performers for their contributions to building the assets of MSLO; (3) motivate key performers to continue to achieve "over and above" performance in the future to result in enhanced MSLO profitability and value; and (4) provide an incentive to executives and key employees for continued employment with MSLO.

1.02  ADMINISTRATION

(a) The Plan shall be administered by the Board of Directors or a committee thereof (hereinafter referred to as "the Board"), and by Martha Stewart as provided herein. Martha Stewart may delegate any of her administrative duties hereunder to the Board.

(b) Martha Stewart, subject to the approval of the Board, shall have the authority to, from time to time:

      (i) designate the employees or classes of employees, and the outside consultants eligible to participate in the Plan;

      (ii) grant awards provided for in the Plan in such form and amount as the Board shall determine; and

      (iii) impose such limitations, restrictions and conditions upon any such award as the Board shall deem appropriate.

(c) Decisions and determinations of Martha Stewart and the Board on all matters relating to the Plan shall be in their sole discretion and shall be conclusive.


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1.03  ELIGIBILITY FOR PARTICIPATION

Individuals eligible to be Plan participants are those executives, key employees, and outside consultants that added significant value to the businesses that were previously contributed to or acquired by MSLO and, with respect to employees, were employed in these predecessor businesses before January 1, 1996, with the exception of corporate officers employed after January 1, 1996. Corporate officers employed after January 1, 1996 who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of MSLO will also be eligible to participate in the Plan.

Participants in the Plan shall be selected by Martha Stewart, subject to approval by the Board, based on the purposes of the Plan. In making this selection and in determining the number of Options to be awarded under the Plan, Martha Stewart will consider factors deemed relevant by her, including an individual's functions, responsibilities, value of services to MSLO and an individual's contributions to MSLO's profitability and sound growth.

1.04  TYPES OF AWARDS UNDER THE PLAN

Awards to be made under the Plan will be in the form of Nonqualified Class A LLC Unit/Stock Option awards, as further described in Article II, Section 2.01 below, and hereinafter referred to as "Option(s)."

1.05  AGGREGATE LIMITATIONS ON AWARDS

(a) Class A LLC units which may be issued under the Plan upon Option exercise prior to an IPO (as defined in Article III, Section 3.10(d) below) shall be Class A LLC units of MSLO. Shares of MSLO common stock which may be issued under the Plan upon Option exercise after an IPO shall be authorized shares of MSLO common stock. The maximum number of Class A LLC units (or shares of MSLO common stock into which such LLC units may be converted) which may be issued under the Plan shall be equivalent to approximately 5% of the number of outstanding LLC units of all classes as of the Effective Date (as defined in Article I, Section 1.06) of the Plan (or shares of MSLO common stock into which such Class A LLC units may be converted).

(b) Any Class A LLC units/shares of MSLO common stock subject to an Option, which for any reason is forfeited, terminated unexercised, or expires, shall again be available for issuance under the Plan.

1.06  EFFECTIVE DATE AND TERM OF PLAN

The Plan shall become effective on the date (the "Effective Date") it is approved by the Board and approved by other holders of LLC interests, to the extent required by law or the Second Amended and Restated Operating Agreement of the LLC. The term of the Plan is ten years from its


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Effective Date, provided that any Options granted shall remain outstanding consistent with the terms of the Plan and the related Option Agreement.

ARTICLE II - CLASS A LLC UNITS/STOCK OPTIONS

2.01  CLASS A LLC UNIT/STOCK OPTION AWARDS

Martha Stewart (subject to the provisions of the Plan and to approval by the Board) may award to any eligible individual in the Plan one or more Options to purchase Class A LLC units (if exercise occurs prior to an IPO), or shares of MSLO common stock (if exercise occurs after an IPO). The date on which an Option is awarded shall mean the date selected by the Board when the Board approves its grant of an Option with respect to a specific number of Class A LLC units/shares of MSLO common stock to a participant pursuant to the Plan.

In the event of an IPO, all unexercised Options will automatically convert to Options to purchase a number of shares of MSLO common stock, and the related Option Price shall also be adjusted. The Options shall be adjusted so that, upon exercise, each Option would be exercisable for the same number of shares of MSLO common stock that the holder would have received had the Option been exercised immediately prior to the IPO (without regard to vesting or exercisability). The per share Option Price shall be adjusted such that the aggregate Option Price for each Option immediately prior to the IPO equals the aggregate Option Price for the Option thereafter. The Board shall make the determination regarding the foregoing adjustments and shall notify each holder of an Option of the adjustments. After the IPO, all other terms of the Options shall continue to be governed by the terms of this Plan and the related Option Agreement.

2.02  NONQUALIFIED CLASS A LLC UNIT/STOCK OPTION AGREEMENTS

The award of an Option shall be evidenced by a written Nonqualified Class A LLC Unit/Stock Option Agreement ("Option Agreement"), executed by MSLO and the holder of an Option (the "Optionee"), stating the number of Class A LLC units/shares of MSLO common stock subject to the Option(s) evidenced thereby, and in such form as the Board may from time to time determine. Each Option shall be governed by the terms of the Option Agreement and this Plan.

2.03  NONQUALIFIED CLASS A LLC UNIT/STOCK OPTION PRICE

The Option Price (as defined in Article III, Section 3.10(f) below) per Class A LLC unit/share of MSLO common stock deliverable upon the exercise of an Option shall be determined by the Board as of the date of grant and shall be set forth in the Option Agreement governing such Option.

2.04 TERM, VESTING AND EXERCISABILITY


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Options vest pursuant to the following vesting schedule (whether or not an IPO occurs) unless otherwise modified or accelerated by Martha Stewart and approved by the Board, or as otherwise provided in a specific Option Agreement:

      -     10% calendar year end 1998

      -     10% calendar year end 1999

      -     20% calendar year end 2000

      -     20% calendar year end 2001

      -     40% calendar year end 2002

Vesting of Options pursuant to the above provisions is contingent upon the Optionee's continued employment with MSLO (or, with respect to outside consultants, engagement to perform services for MSLO) through the scheduled vesting dates. Vested options are not exercisable except as provided below.

Vested Options become fully exercisable at the earlier of Termination of service with MSLO Without Cause (as defined in Article III, Section 3.10(h) below), or the completion of an IPO (as defined in Article III, Section 3.10(d) below). All Options which vest after an IPO shall be exercisable upon vesting.

The term of the Option(s) is ten years beginning at the effective date of the Plan and subject to the terms of the Plan. No Option shall be exercisable after the expiration of the respective Option term. If an IPO or Termination of service Without Cause does not occur within the ten-year term of the Plan, Options will expire unexercised. Upon Termination of service Without Cause (as defined in Article III, Section 3.10(h) below), vested Options as of the date of termination will expire and no longer be exercisable 90 days following termination (except for extended exercise periods upon death, retirement, or disability), and unvested Options as of the date of the termination will expire immediately without exercise. In the event that a Plan participant is Terminated for Cause (as defined in Article III, Section 3.10(g) below), both his/her vested and unvested Options will expire immediately without exercise. (See
Article II, Section 2.10 for a discussion of termination due to the Death of Optionee. See Article II, Section 2.11 for a discussion of termination due to Retirement or Disability of an Optionee.)


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2.05  MANNER OF PAYMENT

The Optionee shall exercise options by written notice to MSLO, which notice shall specify the number of LLC units/shares to be purchased, and which (except as provided below) shall be accompanied by a check in full payment of the Option Price for such LLC units/shares. Until such payment, the Optionee shall have no rights in the underlying LLC units/shares.

The Optionee may exercise Options after an IPO (as defined in Article III,
Section 3.10(d) below) in the manner discussed above, or may direct a broker, as specified by MSLO, to execute a cashless exercise transaction whereby Options will be exercised, and shares of MSLO common stock sufficient to cover the Option Price will be sold. The resulting shares of MSLO common stock, net of the shares sold to cover the Option Price, will be issued to the Optionee. The broker will remit the Option Price to MSLO.

Alternatively, the Optionee may direct the broker to sell all shares of MSLO common stock subject to the Options exercised, to withhold and remit to MSLO the Option Price, and to remit the sales proceeds net of the above to the Optionee in cash.

After an IPO, payment of the Option Price may be made in whole or in part, in the form of unrestricted shares of MSLO common stock already owned by the Optionee based on the Fair Market Value (as defined in Article III, Section 3.10(c)(ii) below) of the common stock on the date of exercise, provided that such shares of MSLO common stock have been held by the Optionee for at least six months at the time of exercise.

2.06  NON-TRANSFERABILITY OF CLASS A LLC UNITS

CLASS A LLC UNITS ISSUED UNDER THIS PLAN SHALL NOT BE TRANSFERABLE BY THE OPTIONEE FOR A PERIOD OF SIX MONTHS FOLLOWING THE DATE OF EXERCISE, UNLESS OTHERWISE PERMITTED BY THE BOARD, EXCEPT BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION. HOLDERS OF CLASS A LLC UNITS PURSUANT TO EXERCISED OPTIONS SHALL GENERALLY HAVE NO VOTING RIGHTS IN SUCH UNITS AND STEWART SHALL VOTE SUCH UNITS PURSUANT TO THE LLC AGREEMENT.

THEREAFTER, TRANSFERABILITY OF CLASS A LLC UNITS WILL BE DETERMINED BY THE PROVISIONS OF THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF THE MSLO LIMITED LIABILITY COMPANY, AS AMENDED FROM TIME TO TIME (THE "LLC AGREEMENT"), WHICH IMPOSES SUBSTANTIAL LIMITATIONS ON TRANSFERABILITY.

2.07  RESTRICTIONS ON CLASS A LLC UNITS

As soon as practicable after receipt of payment upon exercise of an Option prior to an IPO (as defined in Article III, Section 3.10(d) below), MSLO shall deliver to the Optionee a certificate or certificates for such Class A LLC units. The Optionee shall become a Unitholder of MSLO with respect to Class A LLC units represented by unit certificates so issued, and as such shall be entitled to all rights of a Class A Unitholder in respect of his/her unitholdings, subject to the following restrictions:


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(a)   LEGEND:

The certificates for Class A LLC units purchased under this Plan upon Option exercise shall bear the following restrictive legend, (and other appropriate language regarding limitations on transfer):

     "The MSLO Class A LLC units represented by this certificate have not been registered by MSLO under the Securities Act of 1933 or state securities laws. They are subject to an Option Plan of, and related Option Agreement with, MSLO and they may not be sold or otherwise transferred except as therein provided, or as provided in the Third Amended and Restated Operating Agreement of the MSLO Limited Liability Company (or any successor agreement), and any sale or other transfer in violation thereof shall be void and of no effect. A copy of such Agreement is on file at MSLO's principal office."

(b)   VOTING RIGHTS:

Class A LLC units purchased under this Option by the Optionee will be subject to a proxy pursuant to which Martha Stewart, or in the event of her death or disability, her legally designated representative, the majority Class A LLC unitholder will exercise all voting rights over such Class A LLC units with respect to all matters submitted for the vote or consent of holders of Class A LLC units. Such proxy shall be irrevocable and coupled with an interest for purposes of Delaware law. Each Option holder agrees, as a condition to the receipt of an Option, to execute any additional documents that may be required to effect such proxy.

(c) Class A LLC units purchased pursuant to exercise of an Option under this Plan may be re-acquired by MSLO as follows, or disposed of as allowed by the provisions of the Third Amended and Restated Operating Agreement of the MSLO Limited Liability Corporation.

      (i)   MSLO CALL OPTION EXERCISE

            The Optionee is obligated to resell Class A LLC units to MSLO when "called" upon to do so. Upon receipt of written notification from MSLO of its decision to exercise its "Call Option" with respect to such units, the Optionee agrees to sell all Class A LLC units purchased at the lower of their Book Value (as defined in Article III, Section 3.10(a) below) and their Fair Market Value (as defined in Article III, Section 3.10(c)(i) below) on the "Call Date" (as defined in Article II, Section 2.07 (c)(A) below).


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      (A) DELIVERY OF CERTIFICATES AND PAYMENT FOLLOWING A CALL

      The date on which written notification from MSLO of its decision to exercise its "Call Option" is received by the Optionee will be considered the "Call Date". The certificates for any Class A LLC units to be sold to MSLO pursuant to this Plan will be delivered by the Optionee or her/his legal representative to MSLO at its principal office, duly assigned to MSLO with signature guaranteed, on a date not less than ten (10) nor more than thirty (30) days following the giving of written notice by MSLO of intention to "call" pursuant to the provisions thereof. In exchange therefore, MSLO will pay to the Optionee the lower of the Book Value (as defined in Article III, Section 3.10(a) below) or the Fair Market Value (as defined in Article III, Section 3.10(c)(i) below), of the Class A LLC units on the "Call Date". Payment for such Class A LLC units will either be made in cash or made in the form of a promissory note of MSLO, as provided below. Settlement in cash is subject to any and all restrictions pursuant to indebtedness of MSLO whether owed to financial institution or other parties. In the event that Units would be settled in cash but for the restrictions in such indebtedness, MSLO shall settle such Class A LLC units by delivering to the participant a promissory note of MSLO, payable promptly, when such restrictions are no longer applicable, with the note bearing interest at a rate of 5% per annum, compounded annually. The applicability of the immediately preceding sentence will be determined in the sole discretion of the Board. MSLO will pay all transfer taxes, if any, due in connection with such sale.

      (B) DURATION OF CALL OPTION

      The "Call Option" will remain in effect until one of the following events occurs: (a) the consummation of an IPO; or (b) a Change in Control of MSLO, defined as follows:

      (i) a sale of all or substantially all of the assets of MSLO to an entity not controlled by Martha Stewart and/or her affiliates (collectively, "Stewart"), or

      (ii) a merger, tender offer, exchange offer, recapitalization, spin-off or other extraordinary corporate transaction (or a sale of LLC units or shares of MSLO common stock) (each a "Transaction") which results in Stewart and her affiliates beneficially owning or controlling in the aggregate (whether by proxy, shareholders agreement or similar arrangement) immediately following such transaction: (a) less than 50% of the outstanding voting power of the entity resulting from such transaction and another person or entity becoming the beneficial owner of more than the percentage of the aggregate outstanding voting power beneficially owned or controlled by Stewart and her affiliates, or (b) less than 30% of the outstanding voting power, or

      (iii) a majority of the members of the Board is replaced during any 12-month period by individuals whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

            The determination of the Board as to the occurrence of a Change in Control shall be final, and it shall promptly notify the Optionee thereof. Upon the occurrence of any of the foregoing events, the obligation of the Unitholder or his/her legal representative to sell to MSLO any Class A LLC units acquired by the Unitholder hereunder shall terminate.


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2.08  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

(a)   CLASS A LLC UNITS AND SHARES OF COMMON STOCK AVAILABLE FOR AWARDS AND
      OPTIONS

      In the event of any change in the number of LLC units/shares of MSLO common stock outstanding by reason of any recapitalization, merger, consolidation, combination, stock dividend or split, reverse stock split, spin-off, split-up or exchange of LLC units/shares of MSLO common stock or similar corporate event, the maximum aggregate number of Class A LLC units/shares of MSLO common stock with respect to which the Board may award Options shall be appropriately adjusted by the Board and the Board shall likewise appropriately adjust the number of LLC units/shares and the Option Price of any outstanding Option. In the event of any change in the number of LLC units/shares of MSLO common stock outstanding by reason of any other event or transaction, the Board may, but need not, make such adjustments in the number and class of LLC units/shares of MSLO common stock with respect to which Options may be awarded as the Board may deem appropriate.

(b)   OUTSTANDING CLASS A LLC UNITS AND SHARES OF COMMON STOCK

      The Board shall appropriately adjust any issuance of Class A LLC units/shares of MSLO common stock, subject to an outstanding Option, to reflect any recapitalization, merger, consolidation, combination, stock dividend or split, reverse stock split, spin-off, exchange of LLC units/shares or similar corporate change as the Board may deem appropriate to prevent the enlargement or dilution of rights of Optionees under the award.

(c) OUTSTANDING CLASS A LLC UNITS AND OPTIONS - CERTAIN MERGERS AND CHANGE IN CONTROL TRANSACTIONS

      In the event of a merger, consolidation or similar event pursuant to which LLC Units/MSLO shares are exchanged for or converted into other securities or property, or with respect to which holders of LLC units/MSLO shares receive any other form of consideration (an "Extraordinary Transaction"), the Board shall appropriately adjust each outstanding Option (including the number of Class A LLC units/shares subject to the Option and the Option Price, as appropriate) such that, upon exercise thereof, each Option will entitle the holder to receive the securities and/or property that such holder would have received had the Option been exercised immediately prior to the Extraordinary Transaction upon payment of the applicable Option Price. Notwithstanding the foregoing, in the event an Extraordinary Transaction is also a Change in Control, the provisions of the penultimate paragraph of this Section 2.08(c) shall apply in lieu of this paragraph.

      In the event of an IPO (as defined in Article III, Section 3.10(d) below), a Unitholder's Class A LLC interests shall be treated in the same manner as Class A LLC interests not issued pursuant to the Plan, as set forth in the LLC Agreement.


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      In the event of a Change in Control (as defined in (B) above), pursuant to the discretion of the Board, at least one of the following alternatives shall apply: (i) each outstanding Option shall become immediately and fully exercisable and shall remain exercisable pursuant to the terms of the Plan; (ii) each outstanding Option shall become immediately and fully exercisable, and shall terminate as of a date to be fixed by the Board, and not less than 30 days written notice of such date shall be given to each Optionee; (iii) each outstanding Option shall be canceled in exchange for a payment in an amount equal to the excess of the highest price paid per Class A LLC Unit in the Change in Control transaction, over the Option Price of the Option (any such payment shall be made by a promissory note if required by Article II, Section 2.07(c)(i)(A)); the Board shall appropriately adjust each outstanding Option pursuant to Article II,
      Section 2.08 to preserve the value of such Option following the Change in Control transaction, and may provide that, upon exercise thereof, each Option will entitle the holder to receive the securities and/or property that such holder would have received had the Option been exercised immediately as of the date of termination, prior to the Change in Control and the holder had been permitted to sell his/her Class A LLC Units in the Change in Control transaction.

      The determination of the Board as to the occurrence, and adjustment with respect to, of any of the events specified in this paragraph shall be final, and it shall promptly notify the Optionee and/or Unitholder thereof.

(d)   NO OTHER RIGHTS

      Except as expressly provided in the Plan, no Optionee shall have any rights by reason of any subdivision or consolidation of LLC units/shares of stock of any class, any increase or decrease in the number of LLC units/shares of stock of any class or any dissolution, liquidation, merger or consolidation of MSLO or any other corporation. Except as expressly provided in the Plan, no issuance by MSLO of LLC units/shares of stock of any class, or securities convertible into LLC units/shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Class A LLC units/shares of MSLO common stock subject to an Option.


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2.09  CONFIDENTIALITY

Optionees shall not, during the period of employment (or, with respect to outside consultants, the period of engagement), or at any time thereafter (irrespective of the circumstances under which Optionee's employment or engagement by MSLO terminates), except as required by law, directly or indirectly give any Confidential Records or Information (as defined in Article III, Section 3.10(b) below) to, or permit any inspection or copying of Confidential Records or Information by, any individual or entity.

2.10  DEATH OF OPTIONEE

Upon the death of the Optionee, any vested and exercisable Options, on the date of death, may be exercised by the participant's estate, or by a person who acquires the right to exercise such Options, by bequest or inheritance or by reason of the death of the Optionee within twelve months following termination due to death of the Optionee.

2.11  RETIREMENT OR DISABILITY

Upon termination of the Optionee's employment (or, with respect to outside consultants, engagement) by reason of retirement (pursuant to the retirement policies of MSLO in effect from time to time), or disability (as determined by the Board), the Optionee may exercise any Options within twelve months following termination due to retirement or disability of the Optionee to the extent such Options were vested and exercisable as of the date of retirement or disability.

2.12  TERMINATION FOR OTHER REASONS

Except as otherwise determined by the Board, all unvested Options shall expire without exercise upon the termination of the Optionee's employment (or engagement) for any reason. In the event an Optionee's employment with (or, with respect to outside consultants, engagement by) MSLO Terminates Without Cause (as defined in Article III, Section 3.10(h) below), vested Options as of the date of termination, will become immediately exercisable for a period of 90 days following such termination. In the event the Optionee's service with MSLO is Terminated for Cause, (as defined in Article III, Section 3.10(g) below), vested as well as unvested Options as of the date of such termination shall expire without exercise immediately upon the termination of the Optionee's employment (or, with respect to outside consultants, engagement).


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ARTICLE III - MISCELLANEOUS

3.01  GENERAL RESTRICTION

Each award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the Class A LLC units or shares of MSLO common stock subject or related thereto upon any securities exchange or under any Federal or State law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Optionee of an Option with respect to the disposition of Class A LLC units or shares of MSLO common stock is, in each case, necessary or desirable as a condition of, or in connection with, the awarding of such Option or the issue or purchase of Class A LLC units or shares of MSLO common stock thereunder, such issue or purchase may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

3.02  NON-ASSIGNABILITY

No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

3.03  WITHHOLDING TAXES

Whenever MSLO is required to issue or transfer Class A LLC units or shares of MSLO common stock under the Plan, MSLO shall have the right to require the Optionee to remit to MSLO an amount sufficient to satisfy any Federal, State and/or Local withholding tax requirements prior to the delivery of any certificate or certificates for such Class A LLC units or shares of MSLO common stock. Alternatively, in the sole discretion of the Board, MSLO may issue or transfer such Class A LLC units or MSLO shares of common stock net of the number of Class A LLC units or shares of MSLO common stock sufficient to satisfy the withholding tax requirement, or the Optionee may deliver to MSLO previously owned shares of MSLO common stock sufficient to satisfy the withholding liability. In the case of a cashless exercise transaction, a broker (as specified by MSLO) may issue or transfer shares of MSLO common stock net of the number of shares of MSLO common stock sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the Fair Market Value of Class A LLC units (as defined in Article III, Section 3.10(c) (i) below) and the Fair Market Value of shares of MSLO common stock (as defined in Article III, Section 3.10(c)
(ii) below) shall be determined on the date the tax withholding obligation is incurred.


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3.04  RIGHT TO TERMINATE EMPLOYMENT OR ENGAGEMENT

Nothing in the Plan, the Option Agreements, or any other agreements entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of MSLO (or, with respect to outside consultants, to be engaged by MSLO), or effect any right which MSLO may have to terminate the employment (or, with respect to outside consultants, the engagement) of such participant.

3.05  NON-UNIFORM DETERMINATIONS

Determinations by the Board and/or Martha Stewart under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan.

3.06  RIGHTS AS A UNITHOLDER/SHAREHOLDER

The recipient of any award under the Plan shall have no rights as a unitholder/shareholder with respect thereto unless and until she/he has given written notice of exercise and has paid the Option Price in full, and has satisfied all applicable tax withholding requirements.

The rights and privileges of LLC unitholders are governed by the LLC Agreement, as amended from time to time, except as specifically modified herein, and Class A LLC units purchased pursuant to an Option shall also be subject to the proxy described in Section 2.07(b) of this Plan.

3.07  LEAVES OF ABSENCE

The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any employee leave of absence taken by the Optionee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and pursuant to its Termination Policy, as described in Section I, (E) of MSLO House Rules and Etiquette and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any Optionee who takes such leave of absence.


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3.08  NEWLY ELIGIBLE OPTIONEES

The Board and Martha Stewart shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any individual who becomes eligible to participate in the Plan, or any portion thereof, after the commencement of an award or incentive period.

3.09  AMENDMENT OF THE PLAN

(a) Except as set forth in Section 3.09(b) below, the Board may, without further action by Class A, Class B and Class C LL unitholders (or shareholders following an IPO), and without receiving further consideration from the participants, terminate the Plan or amend the provisions of this Plan or condition or modify awards under this Plan for any reason whatsoever, except that no termination, amendment or modification that adversely affects a participant's rights under an award previously awarded to him or her may be made without such participant's consent unless it is in response to changes in tax, securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with exchange rules or requirements.

(b) Without LLC unitholder approval (or, if after an IPO, shareholder approval), the Board may not (i) increase the maximum number of Class A LLC units or shares of MSLO common stock which may be issued under the Plan (other than increases pursuant to Article III, Section 2.08 above),
      (ii) extend the period during which any award may be awarded or exercised,
      (iii) extend the term of the Plan or (iv) modify or amend the provisions of Article II, Section 2.07 above.

3.10  DEFINITIONS

In this Plan, the following definitions shall apply:

(a) "Book Value" of Class A LLC units in all cases will be determined by the Board on a semi-annual basis, to the extent necessary, in its sole discretion based on generally accepted accounting principles (GAAP) as consistently applied. In the event that transactions that require a determination of Book Value fall in between the Board's semi-annual determinations of Book Value, the determination of Book Value made on the semi-annual valuation date immediately preceding such transactions shall be used. The Board's determination as to any matter relating to Book Value hereunder, will be final and binding on both MSLO and any Optionee.

(b) "Confidential Records or Information" means all MSLO LLC, LLC unitholder, and general business correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape, or electronic or other media or equipment of any kind, or confidential or proprietary information which may be in the Optionee's possession or under his/her control or accessible to him/her. "Confidential Records or Information" will not include information that has become publicly available other than due to a breach by the Optionee of the obligation herein.


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(c)   (i)   "Fair Market Value" of Class A LLC units will in all cases be determined by the Board, in its sole discretion, on a semi-annual basis, to the extent necessary, based on consultation with investment bankers or other financial advisors. In the event that transactions that require a determination of Fair Market Value fall in between semi-annual valuation dates, the determination of Fair Market Value made on the semi-annual valuation date immediately preceding such a transaction shall be used. The Board's determination as to any matter relating to Fair Market Value hereunder, including without limitation, the method of valuation to be applied, will be final and binding on both MSLO and the Optionee.

      (ii) "Fair Market Value" as of any date in respect of any shares of MSLO common stock shall be defined as: (i) the average of the closing bid and asked price of a share of MSLO common stock on such date if shares of MSLO common stock are traded on NASDAQ or, (ii) the average of the high and low price of a share of MSLO common stock on such date as reported on the composite trading system if shares of MSLO common stock are traded on NYSE or AMEX. If there was no such price (or the common stock was not traded) on such date, Fair Market Value shall be determined on the last preceding date or on which there was such a price (on which the common stock was traded).

(d) "Initial Public Offering" ("IPO") shall mean upon the consummation of a public offering for shares of MSLO common stock pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-1, or some similar form, that has become effective.

(e)   "Option" means an MSLO Nonqualified Class A LLC Unit/Stock Option.

(f) "Option Price" means the purchase price per Class A LLC unit/share of MSLO common stock deliverable upon the exercise of a Nonqualified Class A LLC Unit/Stock Option.

(g)   "Termination for Cause" may occur at the option of MSLO because the
      Optionee:

      (1) has been convicted of, or has pled guilty or nolo contendere to a felony or to any other crime involving moral turpitude, or

      (2)   has embezzled or misappropriated MSLO funds or property, or

      (3) has continued use of alcohol or drugs to an extent that interferes with the performance by the Optionee of her/his employment (or, with respect to outside consultants, engagement) responsibilities, or

      (4) has violated the Confidentiality provisions of Article II, Section 2.09, above, or

      (5) has been terminated for any other reason pursuant to MSLO's Discipline Policy, as defined in Section I, (E) of MSLO House Rules and Etiquette, or


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      (6)   has materially breached any employment, consulting or other agreement with MSLO, or

      (7) has failed to use reasonable best efforts to perform his/her duties and obligations of employment with (or engagement by) MSLO.

(h) "Termination Without Cause" is any cessation of an Optionee's employment with (or, with respect to outside consultants, engagement by) MSLO other than a Termination for Cause (as defined in Section 3.10(g) above), retirement or disability.

3.11  GOVERNING LAW

The Plan will be governed by and in accordance with the laws of the State of Delaware, without regards to its conflicts of laws and principles.


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